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                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Crown Crafts, Inc. and subsidiaries on Form S-8 of our report dated June 2, 1995, appearing in the Annual Report on Form 10-K of Crown Crafts, Inc. and subsidiaries for the year ended April 2, 1995.



/s/ Deloitte & Touche LLP


Atlanta, Georgia
June 26, 1995